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Exhibit 21.  Subsidiaries of the Registrant

     The Company has two wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.

     Subsidiaries of the Company                         State of Incorporation
     ---------------------------                         ----------------------
Mid America Bank, fsb                                           Illinois
MAF Developments, Inc.                                          Illinois

      Subsidiaries of the Bank
      ------------------------

Mid America Development Services, Inc.                          Illinois
Mid America Insurance Agency, Inc.                              Illinois
Mid America Finance Corporation                                 Illinois
Mid America Mortgage Securities, Inc.                           Illinois
N.W. Acceptance Corporation                                     Delaware
N.W. Financial Corporation                                      Illinois
Route 22 Development Corporation (1)                            Illinois
Ambria Development Corporation                                  Illinois
Randall Road Development Corporation                            Illinois
Reigate Woods Development Corporation                           Illinois

(1)  Dissolved on June 16, 1997